Exhibit 99.1

Terrestrial Energy 2026 Letter to Shareholders

Dear Shareholders,	January 29, 2026

2025 was a defining year for Terrestrial Energy and we could not be more excited about the Company’s future. It marked our transition to a publicly listed company, validating more than a decade of disciplined engineering, regulatory and supply chain development. This progress has positioned our small and modular nuclear plant design using our Integral Molten Salt Reactor (“IMSR”) technology on a clear path to commercial deployment. It comes at a time when global nuclear energy markets are undergoing a “secular” transformation driven by an extraordinary confluence of macro factors of which there is likely no parallel and the Company is well positioned to take advantage of the opportunities created.

Over the last year, there has been broad market and policy recognition that energy markets can only meet accelerating demand requirements for clean, firm and low-cost energy supply with a massive expansion of nuclear energy capacity. Furthermore, this supply will only be met from nuclear plants that are designed to be more suited to those requirements. Plants that are smaller and modular for fast construction, facilitating financing and ease of siting, and plants that use nuclear technologies capable of high-quality heat supply required for superior steam turbine operation, high capital efficiency, and direct thermal energy supply to industry.

A commercially innovative nuclear plant designed using long-proven fission technology is the mechanism today that is delivering on future requirements of nuclear energy supply, and those involved are incentivized by a share of a trillion-dollar market opportunity. Those best placed today anticipated these developments over a decade ago.

We had this scenario in mind when we started the Company 13 years ago and set about diligently building a robust engineering process supporting tangible and credible regulatory engagement and a differentiated business platform that is now focused on delivering clean, firm, and scalable energy from capital efficient and affordable nuclear plants.

My letter to you today recaps our progress in 2025 and sets expectations for the year ahead. Before that, I do want to provide an overview of Terrestrial Energy for new and prospective investors who have taken an interest in the Company since our Nasdaq listing in October 2025.

As we enter 2026, we do so with greater visibility, a strengthened balance sheet, and accelerating business momentum across regulatory engagement, fuel readiness, and project development, providing a strong foundation for growth and business plan execution.

Terrestrial Energy: An Overview for New Shareholders

Terrestrial Energy is developing a small and modular nuclear plant using fission power from our proprietary design of molten salt reactor, called the Integral Molten Salt Reactor (IMSR). This technology belongs to the Generation IV class, named by the government members of the Generation

IV International Forum (GIF), who in 2002 identified them as the fission technologies of nuclear energy’s future.

Unlike legacy nuclear technologies optimized primarily for baseload electricity, our IMSR Plant’s value proposition is high capital efficiency, fast modular construction, affordability, versatility and speed-to-market at scale. IMSR Plants’ energy output will serve a dual-use industrial energy role, supplying a customized mix of electric power and thermal output into a rapidly growing energy market for industrial heat and power from near / co-located nuclear plants. The key applications for the IMSR Plant include industrial plants, for example in the chemical and petrochemical sectors, large data centers, and replacements for aging coal plants, as well as the traditional application of electric grid supply where IMSR Plants can excel with strong load-following abilities. Our standard IMSR Plant configuration, consisting of two operating IMSRs, generates approximately 822 megawatts of thermal energy for 390 megawatts electric generation if desired, delivering industrial scale without the manifest cost and complexity burdens associated with traditional large nuclear power plants.

The IMSR Plant is so heavily differentiated because of its use of molten salt reactor technology – fission technology chosen to drive commercial consequences. This enables the plant to operate at superior thermal efficiency with high inherent reactor safety, which we believe today to be sector-leading. Importantly, our plants are designed to be fueled with low-cost, readily available Standard Assay Low Enriched Uranium (SALEU) enriched to less than 5% uranium-235, distinguishing Terrestrial Energy from nearly all other reactors that use Generation IV reactor technology, a differentiated and highly competitive sector position. We continue to view our SALEU fuel choice as a strategic advantage in light of ongoing geopolitical and supply chain challenges associated with High Assay Low Enriched Uranium (enriched to 15% to 20% uranium-235) (“HALEU 15-20”) based reactor fuels. Using SALEU, we have the substantial and strategic benefit of fuel supply at scale, and hence a competitive and more resilient path in the race to fleet-scale deployment.

Terrestrial Energy’s commercialization strategy is reinforced by partnerships across the nuclear and energy sectors. We are collaborating with the key players in the changing nuclear and energy sectors, including the U.S. Department of Energy (DOE), Westinghouse, Ameresco, Siemens Energy, BWXT, Texas A&M University, and multiple U.S. national laboratories. Our pipeline of IMSR Projects is built through consortium relationships, integrated siting, construction, engineering, procurement and construction (“EPC”), fuel and component supply, operations, and heat or power offtake, enabling a capital-light business model a wide range of deployment scenarios, from data-center co-location to industrial facilities and modular nuclear replacement for the nation’s aging fleet of coal plants, each an extraordinary SAM for our business.

2025: A Transformational Year of Commercial and Strategic Progress

2025 marked a pivotal year for Terrestrial Energy. Over the course of the year, we achieved a series of milestones that strengthened our technology and regulatory position as well as expanded our commercial engagements, and we completed our transition into public markets with a Nasdaq listing trading under the ticker “IMSR”.

●	First Quarter 2025
o

Texas A&M University, supported by expertise in its nuclear engineering faculty, selected Terrestrial Energy to site a full-sized commercial IMSR Plant at its RELLIS campus following its competitive and sector wide evaluation process. This selection positions the RELLIS campus project among the first commercial Generation IV reactor deployments within ERCOT and provides a highly credible platform to accelerate IMSR Plant development to commercial operations. During the quarter, we also announced a business combination agreement with HCM II Acquisition Corp., establishing a clear path to becoming the first publicly traded developer of molten salt reactor technology and the leading developer in western markets.

●	Second Quarter 2025
o

We expanded our commercial reach through a collaboration with Ameresco, Inc. (NYSE: AMRC), a leading energy solutions provider with strong federal procurement capabilities. This collaboration supports site identification and end-to-end IMSR Plant project development, design, licensing, construction across the United States, and creates new opportunities to exploit the IMSR Plant’s customization capabilities by hybridizing it with other energy systems, such as natural gas, significantly strengthening our ability to deliver to data center energy requirements and execute at scale.

●	Third Quarter 2025
o

Terrestrial Energy entered the final phase of its reactor graphite irradiation and supplier selection program at NRG PALLAS’ High Flux Reactor in Petten, the Netherlands. These irradiation tests, conducted in one of the world’s most powerful test reactors, represent a key step in supplier selection and graphite grade qualification for IMSR Plant licensing and operation. During the second half of the year, our technology and fuel strategy also received strong validation from the U.S. Department of Energy when Terrestrial Energy became one of only three companies to be selected by the DOE for two OTA awards: one from its Pilot Reactor Program; the other from the Fuel Line Pilot Program. Together, these two projects provide an accelerated pathway for IMSR Plant licensing, commercial operation and fuel supply.

●	Fourth Quarter 2025
o

We successfully completed our business combination with HCM II Acquisition Corp, raising more than $292 million in gross proceeds, and began trading with a robust balance sheet position on the Nasdaq under the ticker symbol IMSR. Following this milestone, we announced developments with our fuel services agreement with Westinghouse strengthening our supply-chain readiness and enhanced our senior leadership team to support U.S. commercialization efforts and deepen engagement with federal stakeholders.

These achievements enabled Terrestrial Energy, at a singular extraordinary time for nuclear reactor development and deployment, to evolve quickly from a privately held innovator into a publicly listed company with tangible commercial momentum, strengthened balance sheet, institutional partnerships, and a clear competitive path forward to deploying Generation IV nuclear energy at scale.

Looking Ahead: Key Priorities and Milestones in 2026

As we move into 2026, we anticipate announcing developments across three key areas of our business as we achieve important milestones.

First, from our engineering and regulatory program as it advances through steps to achieve IMSR Plant licensing readiness, as was the case with the completion last year of the NRC’s “Topical Report” with its safety evaluation and acceptance of IMSR’s “Principal Design Criteria” including its mechanism for inherent reactor power control, as well as our two OTA awards from the US Department of Energy. Second from progress with our supply chain program as was the case last year with announced developments with Westinghouse for fuel supply and with graphite grade selection work at NRG. Third, our program to develop with our industrial partners IMSR Plant projects for industrial and data-center off takers of heat and electric power, as was the case last year with our announced relationships with Texas A&M and Ameresco. In addition, we expect to be announcing developments with TETRA and TEFLA, the two key pilot projects serving to accelerate IMSR Plant licensing and commercial fuel supply readiness.

Project TETRA involves the operation and first critically of a pilot reactor supported by U.S. Department of Energy’s Advanced Reactor Pilot Program, established in 2025 by Executive Order 14301. This allows us to operate outside traditional federal contracting constraints, providing a flexible and agile framework designed for swift advanced reactor innovation. Achieving criticality of the TETRA pilot reactor will represent a key project milestone, laying the foundation for licensed operation of a fleet of IMSR Plants in the 2030s.

Project TEFLA will operate in parallel and significantly advance our IMSR Fuel Salt supply capabilities. This project is facilitated by our participation in the Department of Energy’s Fuel Line Pilot Program as well as our collaborations with Westinghouse and other suppliers. TEFLA will provide pilot scale processes to deliver TETRA fuel requirements, using low-cost, readily available SALEU. We expect this fuel choice to continue to shield us from substantial challenges and uncertainties associated with the use of HALEU (15-20) fuels required for other Generation IV reactors in development today.

Additionally, Terrestrial Energy will continue its strategic focus on the scale required for successful fleet deployment and operation during the 2030s with sector-competitive speed. We are actively engaging with industrial customers, data-center operators, utilities, and infrastructure partners to advance opportunities where IMSR Plants can deliver clean firm and low-cost heat and power at scale. These efforts include supporting the growing energy needs of data centers, supplying high-temperature industrial heat, and enabling modular nuclear replacement of retiring coal-fired power assets.

Closing Thoughts

Terrestrial Energy was founded on the belief that nuclear fission technologies supplying nuclear energy must quickly evolve to meet modern day energy market requirements where financeable, affordable, cost-competitive nuclear solutions delivered in competitive time frames are of paramount importance.

We believe our IMSR Plant design offers the most compelling and competitive solution; it is affordable, operationally flexible, operates with high-capital efficiency, and leverages the existing nuclear supply chain to achieve speed-to-market and rapid deployment scale.

The progress achieved in 2025 and built over the past decade of development progress, positions Terrestrial Energy to execute on its vision of transformative nuclear energy supply. 2026 will be a pivotal year as we translate this momentum into long-term value creation as a public company.

We thank our shareholders for their continued support and look forward to updating you as we advance with our commercialization plans.

Sincerely,

Simon Irish

Chief Executive Officer and Director

Forward-Looking Statements

The statements contained in this shareholder letter that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this shareholder letter are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date of this shareholder letter and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) risks related to the development, manufacturing and construction of IMSR Plants and key components, including potential delays, cost overruns and contractor performance issues; (2) the Company’s ability to obtain applicable regulatory approvals and licenses on a timely basis or at all; (3) the ability of management to manage growth properly; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including from alternative energy technologies, energy price volatility, and competition from other advanced reactor developers; (5) potential supply chain constraints and cost inflation for specialized nuclear-grade materials and components; (6) any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials; (7) changes in domestic and foreign business, market, financial and political conditions, and in applicable laws and regulations, including tariffs; (8) the ability to raise additional funding in the future; (9) the outcome of any legal proceedings that may be instituted against the Company; and (10) other risk factors described herein as well as the risk factors and uncertainties described in the documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing risk factors and the other risks and uncertainties described in the documents filed by the Company from time to time with the SEC. In addition, there may be additional risks that the Company presently knows, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this shareholder letter.